EXHIBIT 10.1

The following table provides information concerning compensation payable to non-employee directors of Hooper Holmes, Inc.

HOOPER HOLMES, INC.

Non-Employee Director Compensation Table

Non-employee directors are entitled to be compensated in accordance with the following schedule.

Nature of Director Compensation	Amount
Annual Board Retainer:
Chair of the Board[1]	$40,000
Other Non-Employee Directors	$20,000
Annual Committee Retainer:
Audit Committee Chair	$12,000
Other Committee Chairs	$8,000
Audit Committee Members	$8,000
Other Committee Members	$6,000
Fees for Board Meetings/Teleconferences Attended:
Regular or Special Meetings	$ 2,500 per meeting
Teleconferences	$1,500 per teleconference
Fees for Committee Meetings Attended:
Regular or Special Meetings	$ 1,500 per meeting
Teleconferences	$ 750 per meeting
Annual Restricted Stock Grant	5,000 shares	(1)

[1]	The chair shall receive an additional retainer of $35,000 for each of 2006 and 2007 and is also entitled to receive the same committee retainers and board meeting/teleconference fees as regular directors. The Chair shall also receive twice the number of restricted shares granted to other directors.